Exhibit 10.1
FOURTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT
    This FOURTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of November 20, 2024, is entered into by and between (i) BGSL Big Sky Funding LLC (the “Company”) and (ii) Bank of America, N.A. (the “Bank”) (each a “Party” and, collectively, the “Parties”).
W I T N E S S E T H:
WHEREAS, the Company and the Bank, as a Lender and as Administrative Agent, entered into that certain Second Amended and Restated Credit Agreement, dated as of June 29, 2022, as amended by the First Amendment to the Second Amended and Restated Credit Agreement, dated as of March 30, 2023, the Second Amendment to the Second Amended and Restated Credit Agreement, dated as of June 25, 2024, and the Third Amendment to the Second Amended and Restated Credit Agreement, dated as of September 25, 2024 (the “Credit Agreement”), and the Bank constitutes the Required Lenders (as defined in the Credit Agreement) as of the date hereof;
WHEREAS, the Company and the Bank wish to amend the Credit Agreement to reflect the changes set forth herein (the Credit Agreement as amended hereby, the “Amended Credit Agreement”), and capitalized terms used herein without definitions shall have the meanings assigned to such terms in the Amended Credit Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto covenant and agree as follows:
ARTICLE I
AMENDMENTS TO THE CREDIT AGREEMENT
SECTION I.1Definitions.
(a)The definition of Applicable Rate in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Applicable Rate” means (i) from the Closing Date to, but excluding, the Second Restatement Date, a per annum rate equal to 1.60%, (ii) on and after the Second Restatement Date to, but excluding, September 25, 2024, a per annum rate equal to 1.80%, (iii) from September 25, 2024 to, but excluding November 20, 2024, a per annum rate equal to the greater of (1) 1.80% and (2) the sum of (a) the product of (x) the BSL Rate and (y) the BSL Percentage and (b) the product of (x) the Approval Asset Rate and (y) the Approval Asset Percentage, and (iv) on and after November 20, 2024, a per annum rate equal to 1.85%; where:
(a)    the “BSL Rate” means a per annum rate equal to 1.50%;
(b)    the “BSL Percentage” means the quotient of (x) the BSL Average and (y) the Aggregate Average;

(c)    the “BSL Average” means the quotient of (x) the sum of (1) the aggregate Assigned Value of all Collateral Assets that are not Approval Assets as determined in connection with the calculation of the Borrowing Base as of the most recent calendar month-end preceding the beginning of the related Interest Period and (2) the aggregate Assigned Value of all Collateral Assets that are not Approval Assets as determined in connection with the most recently calculated Borrowing Base on or prior to the last day of the related Interest Period and (y) two;
(d)    the “Approval Asset Rate” means a per annum rate equal to 1.95%;
(e)    the “Approval Asset Percentage” means the quotient of (x) the Approval Asset Average and (y) the Aggregate Average;
(f)    the “Approval Asset Average” means the quotient of (x) the sum of (1) the aggregate Assigned Value of all Collateral Assets that are Approval Assets as determined in connection with the calculation of the Borrowing Base as of the most recent calendar month-end preceding the beginning of the related Interest Period and (2) the aggregate Assigned Value of all Collateral Assets that are Approval Assets as determined in connection with the most recently calculated Borrowing Base on or prior to the last day of the related Interest Period and (y) two; and
(g)    the “Aggregate Average” means the sum of the (x) the BSL Average and (y) the Approval Asset Average.
(b)The definition of Commitment in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Commitment” means, as to each Lender, its obligation to make Committed Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased on the Automatic Increase Date to the Automatic Increase Commitment Amount with respect to such Lender.
(c)The definition of Fee Letter in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Fee Letter” means, collectively, (i) the amended and restated letter agreement, dated as of the Amendment Date, between the Borrower and the Administrative Agent, (ii) the amendment fee letter agreement, dated as of March 30, 2023, between the Borrower and Bank of America, (iii) the extension fee letter agreement, dated as of September 25, 2024, between the Borrower and Bank of America and (iv) the amendment fee letter agreement, dated as of November 20, 2024, between the Borrower and Bank of America.
(d)The definition of Maximum Commitment Account in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Maximum Commitment Amount” means $650,000,000.00; provided that on the Automatic Increase Date, the Maximum Commitment Amount shall be increased to the Automatic Increase Commitment Amount.
(e)The following definitions shall be added to Section 1.01 of the Credit Agreement:

“Automatic Increase Date” means a date mutually agreed in writing by the Borrower and each Lender upon which the Automatic Increase Commitment Amount shall become effective.
“Automatic Increase Commitment Amount” means, as to each Lender, the amount set forth as its obligation to make Loans as of the Automatic Increase Date opposite such Lender’s name on Schedule 2.01.
“CLO Take-Out” means any day on which subordinated notes or equity interests, as applicable, and secured notes are issued pursuant to an indenture between, among others, an issuer and such trustee as may be agreed upon by the parties, as trustee in respect of a collateralized loan obligation offering, in an amount at least sufficient to repay such portion of the Obligations outstanding under this Agreement and all other Loan Documents that were incurred by the Borrower in connection with the acquisition of the Collateral Assets being transferred to the issuer under such offering.
“Make-Whole Fee” has the meaning specified in Section 2.07(b).
(f)Section 2.07(b) of the Credit Agreement is deleted in its entirety and replaced with the following:
Make-whole Fee. Subject to Section 2.12(a)(iii), if the Aggregate Commitments are terminated in whole or in part pursuant to Section 2.04 prior to August 20, 2025, then Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a fee (a “Make-Whole Fee”) equal to the amount in Dollars of the product of (i) the Aggregate Commitments (or terminated portion thereof) and (ii) 1.00%; provided that no Make-Whole Fee shall be due and payable in the event of a termination in connection with the occurrence of any of the following: (A) a Permitted Refinancing Transaction, (B) a CLO Take-Out with respect to which the Administrative Agent has agreed to waive the Make-Whole Fee or (C) the Administrative Agent or any Lender has sought reimbursement or indemnity under Section 3.01, Section 3.04, Section 3.05, and Section 10.04(b).
(g)Schedule 2.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

Lender	Total Commitment	Total Commitment as of the Automatic Increase Date	Applicable Percentage
Bank of America, N.A.	(i) Prior to November 20, 2024 $500,000,000.00 and (ii) on and after November 20, 2024, $650,000,000.00.	$800,000,000	100.000000000%

Total	(i) Prior to November 20, 2024 $500,000,000.00 and (ii) on and after November 20, 2024, $650,000,000.00.	$800,000,000	100.000000000%

ARTICLE II
MISCELLANEOUS
SECTION II.1 Effectiveness of Amendments. Each amendment set forth in this Agreement shall be effective upon the satisfaction or waiver of each of the following conditions precedent:
(a)the Administrative Agent’s receipt of executed counterparts of this Agreement;
(b)unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent);

(c)all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act;
(d)the Administrative Agent’s receipt of a favorable opinion of Dechert LLP, counsel to the Company, addressed to the Administrative Agent and each Lender, as to the matters concerning corporate enforceability of this Agreement; and
(e)the Administrative Agent's receipt of certificates of resolutions or other action evidencing the authorization of the Company to enter into this Agreement and the Fee Letter and such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of the Company as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the Fee Letter.
SECTION II.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Administrative Agent and the Lender that:
(a)the representations and warranties contained in the Credit Agreement (i) to the extent already qualified with respect to “material” matters or “Material Adverse Effect,” are true and correct as of the date hereof in respect of this Agreement, except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date and (ii) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect,” are true and correct in all material respects as of the date hereof in respect of this Agreement, except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; and
(b)no Default or Event of Default has occurred or is continuing.
SECTION II.3 Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION II.4 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION II.5 Entire Agreement. The only amendments being made to the Credit Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the Parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties hereto.
SECTION II.6 Ratification. Except as expressly amended and waived hereby, the Amended Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Amended Credit Agreement for all purposes and is therefore a Loan Document.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

BANK OF AMERICA, N.A., as a Lender under the Credit Agreement

By: /s/ Ben Holcombe
Name: Ben Holcombe
Title: Director

BGSL BIG SKY FUNDING LLC, as Company under the Credit Agreement
By: Blackstone Senior Lending Fund, its sole member
By: /s/ Oran Ebel
Name: Oran Ebel
Title: Chief Legal Officer and Secretary

Fourth Amendment to Second Amended and Restated Credit Agreement

Acknowledged and Agreed by:

BANK OF AMERICA, N.A., as Administrative Agent under the Credit Agreement

By: /s/ Ben Holcombe
Name: Ben Holcombe
Title: Director

Fourth Amendment to Second Amended and Restated Credit Agreement